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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2005

CORPORATE REALTY INCOME FUND I, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15796	13-3311993

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

475 Fifth Avenue, New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 696-0701

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 1.01.     Entry into a Material Definitive Agreement.

          Registrant entered into a Purchase and Sale Agreement dated as of November 11, 2005 (the “Mercury Insurance Group Building Sale Agreement”) with Mercury Casualty Company (“Purchaser”) to sell, transfer, grant and assign the land, building and other improvements, leases, rents, security deposits, and other rights and property known as the Mercury Insurance Group Building situated in Oklahoma City, Oklahoma.  The Agreement was fully executed on or about November 11, 2005.

          Registrant owns fee title to the Mercury Insurance Group Building and its 6.1 acres of underlying land, subject to the lien of a first mortgage line-of-credit loan (the “Bank of America Loan”) from Bank of America, N.A. (“Bank of America”).  The Mercury Insurance Group Building was built in 1986 and contains approximately 91,500 net rentable square feet on two floors, plus an 8,610 square foot basement.

          As of October 31, 2005, the office space in the property was approximately 57.2% leased (plus approximately 84.9% of the basement space) to two tenants, Mercury Insurance Services, LLC (“Mercury Insurance”) and Marathon Oil Company (“Marathon”).

          Mercury Insurance, an affiliate of Purchaser, has a lease for approximately 51,200 square feet (including approximately 7,310 in the basement) that expires on December 31, 2009.  The lease requires rent payments equal to $10.00 per square foot until maturity in December 2009.  The lease includes two 5-year renewal terms, the first at the then market rate (not to exceed $13.00 per square foot) and the second at a then fair market rental (not to exceed $15.00 per square foot).  Mercury Insurance is also obligated to pay its proportionate share (50.86%) of increases in operating costs of the building after 2005, subject to a cap on cumulative increases of 4% per annum on all operating expenses other than real estate taxes, assessments, dues, insurance, and utilities.

          Marathon’s lease is for approximately 8,430 square feet and expires in February 2009.  The lease currently requires rent payments equal to $12.50 per square foot.  Marathon must also pay additional rent equal to its proportionate share (8.43%) of any increases in operating costs of the building after 1996.

          The sale price to be paid by Purchaser for the Mercury Insurance Group Building is $7,000,000 (the “Purchase Price”).  The Purchase Price, plus or minus any closing adjustments, is payable in immediately available U.S. funds at the closing of the purchase and sale (the “Closing”).  Purchaser is required to pay into escrow the sum of $25,000 (the “Initial Downpayment”), which will be held in an interest bearing account, as an earnest money deposit towards the Purchase Price.  Prior to expiration of the Due Diligence Period (as defined below), Purchaser must pay into escrow the additional sum of $50,000, to be held with the Initial Downpayment.  Closing of the purchase and sale of the Mercury Insurance Group Building will be in escrow through Chicago Title Insurance Company (“Escrow Holder”) and the balance of the Purchase Price will be released to Registrant upon recording of the deed or issuance of a title policy by the title company.

          Closing adjustments include utilities bills (any deposits remain Registrant’s), collected rents and other payments from tenants (any security deposits held by Registrant will be credited to Purchaser), real estate taxes, escrow and closing fees to Escrow Holder (which will be paid one-half by each of Registrant and Purchaser), and recording fees.

          By November 18, 2005, Registrant must cause the delivery to Purchaser of a title commitment and a copy of all recorded documents referred to in the title commitment as exceptions to title; Purchaser has already received a survey of the building.  Any exceptions to title will be permitted unless Purchaser renders any objections in writing to Registrant on or before expiration of the Due Diligence Period.  If, within three (3) Business Days from the date of any such objections, Registrant fails to elect to remove or satisfy any such objections or, with Purchaser’s approval, cause the title company to issue a title endorsement or “insure over” any such objection, or if Registrant delivers a notice to Purchaser that such objections may not be cured, then Purchaser may either terminate the Mercury Insurance Group Building Sale Agreement or proceed to Closing and take title subject to any such objections.  Registrant has until Closing to remove or cause the title company to insure over any such disapproved item, at Registrant’s expense.

          The sale of the Mercury Insurance Group Building is subject to Purchaser’s due diligence investigation. Purchaser has until December 23, 2005 (“Due Diligence Period”) to inspect the property and the due diligence documents, and to perform such other due diligence with respect to the Mercury Insurance Group Building as Purchaser reasonably deems necessary.  Purchaser may notify Registrant and Escrow Holder, in writing, on or before the final day of the Due Diligence Period, of its election not to proceed with the purchase of the Mercury Insurance Group Building, in which event the Mercury Insurance Group Building Sale Agreement will be terminated.  If Purchase fails to so notify Registrant and Escrow Holder within the Due Diligence Period, Purchaser will be deemed to have elected to waive its right to terminate the Mercury Insurance Group Building Sale Agreement.  The Closing of the purchase and sale of the Mercury Insurance Group Building will occur on or prior to December 30, 2005, subject to extension by not more than 10 days by Registrant or Purchaser.

          Upon the Closing, Purchaser will release Registrant from and waive all claims and liability which Purchaser may have against Registrant for any structural, physical and environmental condition of the Mercury Insurance Group Building including, without limitation, the presence, discovery, or removal of any hazardous materials in, at, about, or under the Mercury Insurance Group Building.

          Registrant will pay sales commissions to third parties aggregating $140,000 in connection with the sale of the Mercury Insurance Group Building to Purchaser.  Registrant must also pay escrow fees, transfer taxes, title insurance premium, and other customary closing costs estimated to aggregate $20,000 in connection with a sale of the Mercury Insurance Group Building.  Registrant acquired the Mercury Insurance Group Building in March 1986 for a purchase price of approximately $10,736,000, inclusive of acquisition fees.  At December 31, 2004, the Mercury Insurance Group Building had a book value estimated at approximately $7,298,000, net of accumulated depreciation.

          Registrant must use the net proceeds from the sale of the Mercury Insurance Group Building to satisfy in full the Bank of America Loan that, as of November 16, 2005, had an outstanding principal balance of approximately $6,061,000.  Registrant intends to use the balance of any net proceeds to augment working capital, including the funding of tenant improvements at its properties and reducing accounts payable and accrued expenses.

          There is no assurance that Purchaser will approve the due diligence investigation or consummate a purchase of the Mercury Insurance Group Building or the final terms of any such transaction.

                      Item 9.01.     Financial Statements and Exhibits.

          (d)      Exhibits.

10. Purchase and Sale Agreement dated as of November 11, 2005 between Registrant and Mercury Casualty Company.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE REALTY INCOME
FUND I, L.P.

	By:	1345 Realty Corporation,
Corporate General Partner

	By:	/s/ Robert F. Gossett, Jr.

	Name:	Robert F. Gossett, Jr.
	Title:	President

Dated: November 17, 2005

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